Exhibit 99.2

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS FIRST QUARTER FinANCIAL RESULTS

AND PROVIDES A BUSINESS UPDATE

ALPHARETTA, GA, May 6, 2015 – SANUWAVE Health, Inc. (OTCQB: SNWV), today reported financial results for the three months ended March 31, 2015 and provided a business update. The Company will host a conference call tomorrow, May 7, 2015, at 10:00 a.m. Eastern Time.

Highlights of the first quarter and recent weeks:

●

The independent Data Monitoring Committee (DMC) performed an interim analysis on the efficacy and safety results in the Phase III supplemental clinical trial using dermaPACE® for treating diabetic foot ulcers and reported the Monitoring Success Criterion for the primary efficacy endpoint of 100% complete wound closure at 12 weeks had not been met and, assuming similar trends for any additional patents enrolled, will likely not be met at the next predefined analysis point of 170 patients. As per its charter, the DMC’s review was limited to only the 12-week endpoint data. The DMC has requested the ability to review complete closure rates at later points in the study, as patients were followed for up to 24 weeks and the DMC noted the Company had positive results at the 20-week endpoint in the first study of 206 patients completed in 2011.

●

Retained Musculoskeletal Clinical Regulatory Advisers, LLC (MCRA) to lead the Company’s interactions and correspondence with the FDA for the dermaPACE, which have already commenced. MCRA has successfully worked with the FDA on numerous PMAs for various musculoskeletal, restorative and general surgical devices since 2006. The Company is actively working with the FDA regarding the data requests from the DMC. The interaction with the FDA will determine if the Company discontinues enrollment and moves to lock the database and unblind the data with the intention of filing a PMA with the FDA in late 2015, or continues the dermaPACE clinical study.

●

Aurora Bioscience, the Company’s Australian distributor of the dermaPACE device, had a poster presented at the Sydney Diabetic Foot Conference 2015, held on April 16-17, 2015 entitled “Improving diabetes-related foot ulcers with dermaPACE.”

●

Continued to pursue distribution opportunities for the dermaPACE device as a treatment for diabetic foot ulcers in the Gulf Cooperation Council (GCC) region of the Middle East, South America and South Korea.

●

Had positive results in the work on blood sterilization using shock waves being performed at the University of Georgia. This work determined the influence on red blood cells killing produced by the presence of air inside the testing container, shock wave dosage, pressure inside blood containers and design of the blood holding container. The current microbiology phase will assess the effect of shock waves when E-coli and Staph aureus are present in the blood.

●

Had positive results in the tests on bacterial biofilm disruption at Montana State University using shock waves performed on Staph aureus and on Pseudomonas biofilms which showed more than 99.9% destruction using shock waves on biofilms grown on a hard surface. The Company is continuing further testing in collaboration with Montana State University.

●

Became a member of the Center for Biofilm Engineering at Montana State University, the leading university in bacterial biofilm research, and participated in the Anti-Biofilm Technologies: Pathways to Product Development conference held in February 2015.

●

Received U.S. patent entitled “Medical Treatment System Including an Ancillary Medical Treatment Apparatus with an Associated Data Storage Medium” (patent number 8,961,441) related to medical treatment systems that include electronic devices and auxiliary treatment interfaces with enhanced controls for identification and authentication of proper treatment components, and for providing specific treatment parameters based on the medical condition and began pursuing monetization opportunities for this and other patents held by the Company.

“We continued our work in our Phase III supplemental clinical trial using dermaPACE for treating diabetic foot ulcers and look forward to working with MCRA and the FDA on the data requested by the DMC, as well as continued to work on distribution opportunities for the dermaPACE outside the U.S.,” stated Kevin A. Richardson, II, Chairman of the board of SANUWAVE. “We continue the initiatives using our patented PACE technology in other medical and non-medical areas in collaboration with some leading research universities in which we are seeing very positive initial results that we hope can lead to license opportunities for our technology.”

First Quarter Financial Results

Revenues for the three months ended March 31, 2015 were $210,452, compared to $145,098 for the same period in 2014, an increase of $65,354, or 45%. The increase in revenues for 2015 was due to higher sales of orthoPACE® devices in Europe.

Research and development expenses for the three months ended March 31, 2015 were $634,623, compared to $764,845 for the same period in 2014, a decrease of $130,222, or 17%. Research and development costs decreased in 2015 as a result of lower payments to third party clinical sites participating in the dermaPACE clinical study as there were fewer active patients in the clinical study as compared to the prior period.

General and administrative expenses for the three months ended March 31, 2015 were $566,292, as compared to $1,300,311 for the same period in 2014, a decrease of $734,019, or 56%. General and administrative expenses primarily decreased due to higher consulting expenses in 2014 related to the capital raises completed in March 2014.

Net loss for the three months ended March 31, 2015 was $1,159,115, or ($0.02) per share, compared to a net loss of $2,563,954, or ($0.06) per share, for the same period in 2014, a decrease in the net loss of $1,404,839, or 55%. The decrease in the net loss was primarily a result of reduced operating expenses in 2015 as discussed above.

On March 31, 2015, the Company had cash and cash equivalents of $2,454,199 compared with $3,547,071 as of December 31, 2014, a decrease of $1,092,872. For the three months ended March 31, 2015, net cash used by operating activities was $1,080,154, compared to $2,120,800 for the same period in 2014, a decrease of $1,040,646, or 49%. The decrease in cash used by operations was primarily due to the lower operating expenses in 2015 and the reduction of accounts payable and accrued expenses in 2014.

Conference Call

The Company will also host a conference call on Thursday, May 7, 2015, beginning at 10 a.m. Eastern Time to discuss the first quarter financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through May 21, 2015, by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC
407-792-3333
investorinfo@dcconsultingllc.com

SANUWAVE Health, Inc.

Barry Jenkins

Chief Financial Officer and COO

678-578-0103

investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,454,199	$3,547,071
Accounts receivable, net of allowance for doubtful accounts	67,497	86,404
Inventory	266,859	271,871
Prepaid expenses	147,722	128,550
TOTAL CURRENT ASSETS	2,936,277	4,033,896

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	6,915	7,840

OTHER ASSETS	11,186	11,106

INTANGIBLE ASSETS, at cost, less accumulated amortization	536,824	613,513
TOTAL ASSETS	$3,491,202	$4,666,355

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$204,348	$231,840
Accrued expenses	360,511	369,456
Accrued employee compensation	65,334	2,226
Interest payable, related parties	80,072	81,864
Notes payable, related parties	5,372,743	5,372,743
Warrant liability	103,600	159,626
TOTAL LIABILITIES	6,186,608	6,217,755

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 and 1,165 shares outstanding in 2015 and 2014, respectively	-	1

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,825 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares authorized; 63,056,519 and 60,726,519 issued and outstanding in 2015 and 2014, respectively	63,057	60,727

ADDITIONAL PAID-IN CAPITAL	86,609,970	86,584,472

ACCUMULATED DEFICIT	(89,343,238)	(88,184,123)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(25,195)	(12,477)
TOTAL STOCKHOLDERS' DEFICIT	(2,695,406)	(1,551,400)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,491,202	$4,666,355

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2015	2014

REVENUES	$210,452	$145,098

COST OF REVENUES	58,818	18,337

GROSS PROFIT	151,634	126,761

OPERATING EXPENSES
Research and development	634,623	764,845
General and administrative	566,292	1,300,311
Depreciation	925	4,715
Amortization	76,689	76,689
TOTAL OPERATING EXPENSES	1,278,529	2,146,560

OPERATING LOSS	(1,126,895)	(2,019,799)

OTHER INCOME (EXPENSE)
Gain on warrant valuation adjustment	56,026	-
Interest expense, net	(79,344)	(535,124)
Loss on foreign currency exchange	(8,902)	(1,863)
Interest expense on 18% Convertible Promissory Notes	-	(7,168)
TOTAL OTHER INCOME (EXPENSE)	(32,220)	(544,155)

LOSS BEFORE INCOME TAXES	(1,159,115)	(2,563,954)

INCOME TAX EXPENSE	-	-

NET LOSS	(1,159,115)	(2,563,954)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(12,718)	(1,432)
TOTAL COMPREHENSIVE LOSS	$(1,171,833)	$(2,565,386)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.02)	$(0.06)

Weighted average shares outstanding - basic and diluted	62,931,250	39,646,922

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,159,115)	$(2,563,954)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	76,689	76,689
Depreciation	925	4,715
Change in allowance for doubtful accounts	2,346	2,748
Stock-based compensation - employees, directors and advisors	27,827	70,778
Gain on warrant valuation adjustment	(56,026)	-
Stock issued for consulting services	-	597,150
Accretion of interest on warrants issued concurrent with a convertible promissory note	-	339,864
Accrued interest on 18% Convertible Promissory Notes	-	7,168
Changes in assets - (increase)/decrease
Accounts receivable - trade	16,561	75,327
Inventory	5,012	(4,478)
Prepaid expenses	(19,172)	(78,888)
Other	(80)	(13)
Changes in liabilities - increase/(decrease)
Accounts payable	(27,492)	(371,229)
Accrued expenses	(8,945)	(228,409)
Accrued employee compensation	63,108	57,202
Interest payable, related parties	(1,792)	(83,657)
Promissory notes - accrued interest	-	(21,813)
NET CASH USED BY OPERATING ACTIVITIES	(1,080,154)	(2,120,800)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(1,945)
NET CASH USED BY INVESTING ACTIVITIES	-	(1,945)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2014 Private Placement, net	-	8,562,500
Proceeds from 18% Convertible Promissory Notes	-	815,000
Proceeds from convertible promissory notes, net	-	325,000
Proceeds from employee stock option exercise	-	12,600
Payments of principal on convertible promissory notes	-	(450,000)
Payments of principal on promissory notes	-	(90,000)
Payments of principal on capital lease	-	(1,292)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	9,173,808

EFFECT OF EXCHANGE RATES ON CASH	(12,718)	(1,432)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(1,092,872)	7,049,631

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,547,071	182,315
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,454,199	$7,231,946

SUPPLEMENTAL INFORMATION
Cash paid for interest	$81,864	$164,765